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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Badger Meter, Inc. 1995 Stock Option Plan of our reports dated February 3, 1995, with respect to the consolidated financial statements of Badger Meter, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.






Milwaukee, Wisconsin                                       ERNST & YOUNG LLP
August 28, 1995.